PennantPark Floating Rate Capital Ltd. Announces Its Monthly Distribution of $0.075 per Share

NEW YORK, NY -- (Marketwire - April 02, 2012) - PennantPark Floating Rate Capital Ltd. (the "Company") (NASDAQ: PFLT) announced today that it has declared the monthly distribution for April 2012 of $0.075 per share, payable on May 1, 2012 to stockholders of record as of April 20, 2012. Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of distributions will be reported to stockholders on Form 1099 after the end of the calendar year and in the Company's periodic report filed with the Securities and Exchange Commission.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements." All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com